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                                                                   EXHIBIT 10.24


                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger, made and entered into as of this 30th day of May, 1996, is by and between Trusted Information Systems, Inc., a Maryland corporation (the "Merging Corporation"), and Trusted Information Systems, Inc., a Delaware corporation (the "Surviving Corporation").

                                   WITNESSETH

         WHEREAS, each of the Merging Corporation and the Surviving Corporation desires that the Merging Corporation merge with and into the Surviving Corporation;

         WHEREAS, the Merging Corporation caused its Articles of Incorporation to be filed in the offices of the Maryland Department of Assessments and Taxation on March 13, 1983, and has authorized capital stock of One Million (1,000,000) shares, consisting of Five Hundred Thousand (500,000) shares of Class A Voting Stock, no par value (the "Class A Stock"), and Five Hundred Thousand (500,000) shares of Class B Nonvoting Stock, no par value (the "Class B Stock");

         WHEREAS, the Merging Corporation has duly issued, as of the date hereof, one hundred Thirty-Four Thousand Eight Hundred Forty (134,840) shares of the Class A Stock, One Hundred Seventy-One Thousand Five Hundred Seventy-Eight (171,578) shares of the Class B Stock and options (the "Options") to purchase Forty-Four Thousand Eight Hundred Thirty-Four (44,834) shares of the Class B Stock;

         WHEREAS, the Surviving Corporation caused its Certificate of Incorporation to be filed in the office of the Secretary of State of the State of Delaware on May 30, 1996 and has authorized capital stock of Forty-Five Million (45,000,000) shares, consisting of: (i) Forty Million (40,000,000) shares of common stock, par value per share of one cent ($0.01) (the "Common Stock"), the aggregate par value of which is Four Hundred Thousand Dollars ($400,000.00), and of which one share is duly issued and outstanding; and (ii) Five Million (5,000,000) shares of preferred stock, par value per share of one cent ($0.01) (the "Preferred Stock"), the aggregate par value of which is Fifty Thousand dollars ($50,000.00), and of which no shares are issued and outstanding;

         WHEREAS, the registered office of the Merging Corporation in the State of Maryland is located at 3060 Washington Road (Route 97), Glenwood, Maryland 21738 and the name and address of its registered agent is Stephen T. Walker, 3060 Washington Road (Route 97), Glenwood, Maryland 21738; and the registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company; and
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         WHEREAS, the respective Boards of Directors of the constituent corporations desire that the merger provided for herein (the "Merger") be a tax-free reorganization pursuant to Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, the corporations that are the parties hereto do hereby prescribe the terms and conditions of said Merger and mode of carrying the same into effect as follows:

         FIRST: At the time as of which the Merger (the "Merger") provided in this Agreement shall become effective (the "Effective Time"), the Merging Corporation shall be merged with and into the Surviving Corporation in accordance with provisions of the Maryland General Corporation Law (the "MGCL") and the General Corporation Law of the State of Delaware (the "DGCL"), whereupon the separate existence of the Merging Corporation shall cease, and the Surviving Corporation shall be the corporation surviving the Merger.

         SECOND: The Certificate of Incorporation of the Surviving Corporation, as in effect on the Effective Time, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving the Merger.

         THIRD: The manner and basis of converting or exchanging issued stock of the Merging Corporation into stock of the Surviving Corporation shall be as follows:

                 (a) At the Effective Time, (i) each share of the Class A Stock and the Class B Stock that is issued and outstanding shall, by virtue of the Merger and without further action by the Surviving Corporation or the holder thereof, be converted into Forty (40) shares of the Common Stock, and
(ii) each Option shall, by virtue of the Merger and without further action by the Surviving Corporation or the holder thereof, be converted into an option to purchase that number of shares of the Common Stock equal to the product of (A) the number of shares of Class B Stock issuable upon the exercise of such Option and (B) Forty (40), at a purchase price per share of Common Stock equal to the product of (I) the exercise price per share of Class B Stock issuable upon the exercise of the Option and (II) a fraction, (x) the numerator of which is equal to one and (y) the denominator of which is equal to Forty (40).

                 (b) After the Effective Time, the number of shares of Common Stock held by each stockholder, or issuable to each holder of an Option upon the exercise of such Option, is set forth opposite each such party's name on Exhibit 1 hereto ("Exhibit 1").

                 (c) After the Effective Time, each outstanding certificate representing shares of capital stock of the Merging Corporation will be treated by the Surviving Corporation for all corporate purposes as evidencing ownership of that number of shares



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of Common Stock of the Surviving Corporation determined in accordance with the provisions of Section 1(a) hereof and each Option will be treated by the Surviving Corporation for all corporate purposes as an option to purchase that number of shares of Common Stock determined in accordance with the provisions of Section 1(a) hereof.

                 (d) The sole share of Common Stock that is issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without further action, cease to exist and shall be canceled.

                 (e) Promptly after the Effective Time, each holder of certificate(s) evidencing shares of capital stock of the Merging Corporation may submit such certificate(s) to the Secretary of the Surviving Corporation, and, upon receipt thereof, the Surviving Corporation shall issue and deliver a new certificate(s) to the respective holder evidencing ownership of that number of shares of the Surviving Corporation as set forth opposite such stockholder's name on Exhibit 1 hereto under the caption "Number of Shares of the Surviving Corporation".

                 (f) Promptly after the Effective Time, the Surviving Corporation shall issue and deliver a new option to the respective holder evidencing the right to purchase that number of shares of the Surviving Corporation as set forth opposite such option holder's name on Exhibit 1 hereto under the caption "Number of Shares of the Surviving Corporation Issuable upon Exercise of Option".

                 (g) There are no shares of the Preferred Stock outstanding.

         FOURTH: The terms and conditions of the Merger are as follows:

                 (a) The By-laws of the Surviving Corporation as they shall exist at the Effective Time shall be and remain the By-laws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

                 (b) The directors and officers of the Surviving Corporation as of the Effective Time shall be the directors and officers of the Surviving Corporation and shall continue in office for the terms provided by law or in the By-laws, or until their respective successors are elected and qualified.

                 (c) The Merger shall become effective upon acceptance of the Certificate of Merger by the Office of the Secretary of State of the State of Delaware in accordance with the provisions of paragraph (c)(3) of Section 103 of the DGCL.

                 (d) At the Effective Time, all property, rights, privileges, franchises, patents, trademarks, licenses, registration, and other assets of every kind and description of the Merging Corporation shall be transferred to, vested in and devolved upon the Surviving Corporation without further act or deed and all property, rights, and every other





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interest of the Merging Corporation and the Surviving Corporation shall be as effectively the property of the Surviving Corporation as they were of the Merging Corporation and the Surviving Corporation, respectively. All rights of creditors of the Merging Corporation and all liens upon any property of the Merging Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the Merging Corporation shall attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. At any time, or from time to time, after the Effective Time, the last acting officers of the Merging Corporation, or the corresponding officers of the Surviving Corporation, may, in the name of the Merging Corporation, execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and conform to the Surviving Corporation title to and possession of any property of the Merging Corporation acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intents and purposes hereof, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merging Corporation or otherwise to take any and all such action.

                 (e) The Surviving Corporation hereby (i) agrees that it may be served with process in the State of Maryland in any proceeding for the enforcement of any obligation of the merged corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of the Merging Corporation; (ii) irrevocably appoints the Secretary of State of Maryland as its agent to accept service of process in any such proceeding; and (iii) agrees that it will promptly pay to dissenting shareholders of the Merging Corporation the amount, if any, to which they shall be entitled pursuant to the laws of the State of Maryland.

         FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the board of directors of any constituent corporation at any time prior to the date of filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware. This Agreement may be amended by the boards of directors of the constituent corporations at any time prior to the date of filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of any constituent corporation shall not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (b) alter or change any term of the Certificate of Incorporation of the surviving corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.





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         SIXTH:  (a)      This Agreement and the legal relations between the
parties shall be governed by and construed in accordance with the laws of the State of Delaware.

                 (b) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, provided that this Agreement may be assigned by operation of law or otherwise by any party without the consent of the other parties.

                 (c) This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter of this Agreement.

                 (d) The Merging Corporation and the Surviving Corporation each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused these presents to be executed by the President and attested by the Secretary of each party hereto as the respective act, deed and agreement of each of said corporations, as of this 30th day of May, 1996.

ATTEST:                                            TRUSTED INFORMATION SYSTEMS, INC.,
                                                   A MARYLAND CORPORATION (THE MERGING CORPORATION)


By:      /s/ Homayoon Tajalli                      By:      /s/ Stephen T. Walker
     --------------------------------------             --------------------------------------
     Homayoon Tajalli, Secretary                         Stephen T. Walker, President and CEO



ATTEST:                                            TRUSTED INFORMATION SYSTEMS, INC.,
                                                   A DELAWARE CORPORATION (THE SURVIVING CORPORATION)


By:      /s/ Harvey Weiss                          By:      /s/ Stephen T. Walker
     --------------------------------------             --------------------------------------
     Harvey L. Weiss, Secretary                          Stephen T. Walker, President and CEO





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